Financial Contact:    James C. Jacobsen, (314) 576-3429, Fax: (314) 576-3439 OR
                      Roger D. Joseph, (314) 576-3437, Fax: (314) 576-3325
Media Contact:        Donna B. Weaver, (212) 575-7467, Fax: (212) 575-5339




               KELLWOOD COMPANY COMPLETES STOCK REPURCHASE PROGRAM

ST. LOUIS, Mo., February 24, 2000 - Kellwood Company reported it had recently completed its stock repurchase plan first announced on November 23, 1999. An additional 1.1 million shares of Kellwood Common Stock was purchased through open market transactions, according to Hal J. Upbin, chairman, president and chief executive officer.

         These recent repurchases bring the total shares repurchased to approximately 2.78 million shares, and complete the repurchase program for 10 percent of the shares outstanding, in accordance with the original announcement issued on November 23.

         These shares will be held in the corporate treasury and used for general corporate purposes.


         Kellwood Company (NYSE: KWD) is a $2.2 billion international marketer of apparel and recreational camping products. For more about Kellwood, visit the Company's web site at www.kellwood.com.

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